Exhibit 10.17


           1996 Officer and Administrative Bonus Plan
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Objective
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To reward Officers and Administrative participants for Total
Company and Individual Performance Objectives.

Target Bonus Award
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A Target Bonus Award is set for each participant varying from 5%
to 50% of their Annual Base Salary depending upon the scope of their responsibilities.

The actual bonus paid can range from 0% to 200% of the Target
Award based upon attainment of Total Company and Individual performance objectives.

The bonus will be paid from the Total Company Performance pool.

Funding
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The Total Company Performance Pool will be funded through
attainment by the Company of Same Store Sales and Operating
Income Goals.

Payouts will range form 0% to 200% of the total Target Bonus
Awards of all participants.

Payment
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The performance of each participant, including achievement of
Individual Objectives, will be assessed at year end under the review of Senior Management.

Bonuses will be awarded at, above, or below the individual's
Target Bonus Award level depending on such assessment and funds available in the Total Company Performance Pool.